Exhibit 10.41

December 21, 2016

_________
_________

VIA ELECTRONIC MAIL

Re:  Agreement to Convert – Series D Preferred Stock
Dear _______:

You are being sent this letter as a holder of 20,000 shares of Series D Convertible Preferred Stock, par value $.00001 per share (the "Series D Preferred Stock") of ActiveCare, Inc. (the "Company"), which are currently convertible into 100,000 shares of the Company's common stock, par value $.00001 per share (the "Common Stock"), with a redemption value equal to $72,000, exclusive of accrued and unpaid dividends and liquidated damages, if any.

Our Current Financing

As you may be aware, the Company is currently in the process of pursuing a public offering of its securities to raise up to $17,500,000 and list its securities onto the NASDAQ (the "Offering").  The Company has filed a registration statement on Form S-1 related to the Offering which is being led by Joseph Gunnar & Co (the "Underwriter"). The Company believes that attaining and maintaining the listing of our Common Stock on NASDAQ is in the best interests of our Company and its stockholders, because if listed on NASDAQ, the Company believes that the liquidity in the trading of its Common Stock could be significantly enhanced, which could result in an increase in the trading price and may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. The Company is therefore contacting you and other holders of debt and of preferred stock, to request holders to convert their holdings into Common Stock.

What We Need From You
By executing and delivering this letter you will hereby agree to automatically convert upon closing of the Offering (the "Automatic Conversion"), your 20,000 shares of Series D Preferred Stock into Common Stock of the Company, based on their redemption value of $72,000, at a conversion price equal to a 20% discount to the price per share paid by investors in the Offering (the "Conversion Price"). Upon the triggering of Automatic Conversion, the Company shall send you prompt written notice (the "Automatic Conversion Notice") specifying the Conversion Price and date upon which such conversion was effective (the "Effective Date").   The Automatic Conversion Notice will also contain instructions on surrendering to the Company the certificate or certificates (the "Certificates"), if applicable, representing the 20,000 shares of Series D Preferred owned by you, however, the Automatic Conversion shall be effective on the Effective Date whether or not you surrender the Certificates, which shall be null and void on the Effective Date.
Additionally, in connection with the Automatic Conversion, you will need to execute and deliver, as a condition to the Company's issuance and delivery of the shares of Common Stock underlying the Automatic Conversion, a lock-up agreement prohibiting the sale or other transfer of securities that you own in the Company for a period of 12 months beginning on the date of the closing of the Offering, in form and substance reasonably required by the Underwriter.  The foregoing lock up letter will be delivered to you shortly and you will need to return such lock up letter prior to the Effective Date (such lock up letter will include language that it will be null and void in the event the Offering is not consummated on or before February 15, 2017).

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

By signing below, this Letter Agreement shall serve as written confirmation that you have reviewed this Letter Agreement (and consulted with your legal and tax advisors to the extent you deemed necessary) and agree to the terms and conditions of the Automatic Conversion at the Conversion Price as described herein.  Upon the Effective Date of such conversion, you understand that you will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Series D Preferred Stock and you will be waiving any rights that you have as an owner of Series D Preferred Stock (including, but not limited to accrued and unpaid dividends (which are hereby agreed to be frozen as in regards to accruing for such dividends until February 15, 2017) and liquidated damages, if any) issued to you.  Notwithstanding anything contained herein, in the event the Offering is not consummated on or before February 15, 2017, this Letter Agreement will terminate and shall be of no further force and effect.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement.  This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to choice of law principles.  This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.  In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement.

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1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,
ACTIVECARE, INC.

By: ___________________________
Name: Jeffrey Peterson
Title: Chief Executive Officer
Date:   _________________________

ACCEPTED AND AGREED:

__________________________

Date:   ____________________
1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com